UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background of the uBriGene Transaction

As previously reported, on May 18, 2023, Mustang Bio, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Original Asset Purchase Agreement”) with uBriGene (Boston) Biosciences, Inc., a Delaware corporation (“uBriGene”), pursuant to which the Company agreed to sell its leasehold interest in its cell processing facility located in Worcester, Massachusetts (the “Facility”), and associated assets relating to the manufacturing and production of cell and gene therapies at the Facility to uBriGene (the “Transaction”). The Company and uBriGene subsequently entered into Amendment No. 1 to the Original Asset Purchase Agreement, dated as of June 29, 2023 (“Amendment No. 1”), and Amendment No. 2 to the Original Asset Purchase Agreement, dated as of July 28, 2023 (“Amendment No. 2,” and together with the Original Asset Purchase Agreement and Amendment No. 1, the “Prior Asset Purchase Agreement”).

On July 28, 2023, pursuant to the Prior Asset Purchase Agreement, the Company completed the sale of all of its assets that primarily relate to the manufacturing and production of cell and gene therapies at the Facility (such operations, the “Transferred Operations” and such assets, the “Transferred Assets”) to uBriGene for upfront consideration of $6 million cash (the “Base Amount”). The Transferred Assets that were transferred to uBriGene on the closing date included, but were not limited to: (i) the Company’s leases of equipment and other personal property and all other property, equipment, machinery, tools, supplies, inventory, fixtures and all other personal property primarily related to the Transferred Operations, (ii) the data, information, methods, quality management systems, and intellectual property primarily used for the purposes of the Transferred Operations, (iii) the records and filings, including customer and vendor lists, production data, standard operating procedures and business records relating to, used in or arising under the Transferred Operations and (iv) all transferrable business license, permits and approvals necessary to operate the Transferred Operations. Certain Transferred Assets, including the Company’s lease of the Facility and contracts that are primarily used in the Transferred Operations, did not transfer to uBriGene on the closing date.

In accordance with the Prior Asset Purchase Agreement, the Company and uBriGene submitted a voluntary joint notice to the U.S. Committee on Foreign Investment in the United State (“CFIUS”). Following CFIUS’s review and subsequent investigation of the transactions related to the Prior Asset Purchase Agreement, on May 13, 2024, the Company, together with uBriGene and CFIUS, executed a National Security Agreement (the “NSA”), pursuant to which the Company and uBriGene agreed to abandon the transactions related to the Prior Asset Purchase Agreement and the agreements entered into in connection therewith. The NSA obligated uBriGene to sell, or otherwise dispose of, the equipment assets purchased within 180 days after the execution of the NSA, with uBriGene able to eliminate some of its obligations under the NSA if it is able to sell the equipment assets purchased back to the Company within 45 days after the execution of the NSA (an “Expedited Divestment”).

June 2024 Repurchase of Assets

On June 27, 2024 (the “Effective Date”), the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with uBriGene, pursuant to which the Company agreed, subject to the terms and conditions set forth therein, to repurchase (the “Repurchase Transaction”) the assets, properties and rights previously transferred by the Company to uBriGene under the Prior Asset Purchase Agreement, excluding any inventory transferred under the Prior Purchase Agreement that has been consumed or transferred to a third party by uBriGene since the closing of the Prior Asset Purchase Agreement (collectively, the “Repurchased Assets”). For the avoidance of doubt, “Repurchased Assets” also includes all MBio Assets (as such term is defined in the NSA) that were previously sold, transferred, conveyed, assigned, delivered, or contributed by the Company or its affiliates to uBriGene or its affiliates, to the extent such MBio Assets have not been consumed or transferred to a third party by uBriGene since the closing of the Prior Asset Purchase Agreement. The Repurchased Assets do not include inventory acquired by uBriGene after the closing of the Prior Asset Purchase Agreement. The Company will assume all obligations, liabilities and commitments previously transferred by the Company to uBriGene under the Prior Asset Purchase Agreement. The Repurchase Transaction is intended to constitute an Expedited Divestment by uBriGene to the Company pursuant to the NSA with CFIUS.

As consideration for the Repurchase Transaction, the Company has agreed to pay to uBriGene a total purchase price (the “Purchase Price”) of $1,395,138, consisting of (i) an upfront payment of $100,000 due within five (5) business days of the Effective Date and a (ii) subsequent amount of $1,295,138 due on the date that is twelve (12) months after the Closing (the “Deferred Amount”). In the event that as of the original (or any extended) date on which the Deferred Amount is payable, the Company has, as of the date of the public reporting of its then-most recent quarterly audited or unaudited financial statements, net assets below $20 million, then the Company may, upon written notice to uBriGene, elect to delay its payment obligation of the Deferred Amount by an additional six (6) months, with no limit on the number of such extensions available to the Company. Notwithstanding the foregoing, if the Company has not paid the Deferred Amount in full as of the date that is 12 (twelve) months after closing of the Repurchase Transaction, any amounts that remain outstanding will accrue interest at a rate of 5% per annum beginning on the date that is 12 (twelve) months after closing and until the Deferred Amount is paid in full.

The Asset Purchase Agreement contains customary representations and warranties from both the Company and uBriGene with respect to each party. Additionally, the Company agreed to provide a purchase price allocation schedule to uBriGene within sixty (60) days of the Effective Date.

Pursuant to the terms of the Asset Purchase Agreement, the Company and uBriGene terminated the following agreements between the parties that were entered into in connection with the Prior Asset Purchase Agreement: (i) the Manufacturing Services Agreement, dated July 28, 2023, and work orders entered into under such agreement, (ii) the Quality Services Agreement, dated July 28, 2023, (iii) the Subcontracting CDMO Agreement, dated July 28, 2023, and work orders entered into under such agreement, (iv) the Quality Services Agreement, dated July 28, 2023, and (v) the Transition Services Agreement.

The Asset Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Asset Purchase Agreement or any of their respective affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Asset Purchase Agreement and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those appliable to investors. Investors are not third-party beneficiaries under the Asset Purchase Agreement. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Asset Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of either of the parties or of any of their respective affiliates.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Effective June 27, 2024, the holders of a majority of the voting power of the capital stock of the Company executed a written consent (i) authorizing, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 60,731,608 shares of the Company’s common stock underlining certain outstanding warrants issued by the Company pursuant to (A) that certain previously disclosed securities purchase agreement, dated as of April 29, 2024 (the “May 2024 Securities Purchase Agreement”), with a certain institutional investor (the “Investor”), (B) that certain previously disclosed warrant amendment agreement, dated as of April 29, 2024 (the “Warrant Amendment Agreement”) with the Investor, (C) those certain previously disclosed engagement letters, dated as of January 31, 2024 and June 18, 2024 (as amended, the “Engagement Letters”), with H.C. Wainwright & Co., LLC (the “Placement Agent”), and (D) that certain previously disclosed securities purchase agreement, dated June 19, 2024, with the Investor (the “June 2024 Securities Purchase Agreement”), in an amount equal to or in excess of 20% of the number of shares of common stock outstanding immediately prior to the issuance of such warrants (collectively, the “Warrant Share Issuance”), and (ii) approving a grant of discretionary authority to the board of directors of the Company (the “Board”) to, without further stockholder approval, effect a reverse stock split of the Company’s issued and outstanding common stock within a range of between 1-for-10 and 1-for-50 (with the Board being authorized to determinate the exact ratio) (the “Reverse Stock Split”) by filing an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

The written consent was signed by the holders of 2,502,988 shares of the Company’s issued and outstanding common stock and 250,000 shares of the Company’s issued and outstanding Class A Preferred Stock. Each share of common stock and Class A Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock has the voting power of 1.1 times (A) the number of outstanding shares of common stock plus (B) the whole shares of common stock into which the outstanding shares of Class A Common Stock and Class A Preferred Stock are convertible, divided by the number of outstanding shares of Class A Preferred Stock, or 40,091,142 votes per share as of June 27, 2024. Accordingly, the holders of approximately 55.9% of the voting power of the Company’s capital stock as of June 27, 2024 signed the written consent approving the Warrant Share Issuance, the Reverse Stock Split, and the Amendment. The Board also previously approved the Warrant Share Issuance, the Reverse Stock Split, and the Amendment.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, a definitive information statement on Schedule 14C will be filed with the Securities and Exchange Commission and sent or provided to the stockholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1*	Asset Purchase Agreement, dated June 27, 2024, between the Company and uBriGene (Boston) Biosciences, Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: July 3, 2024
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer